                            STARTING DATE AGREEMENT
                            -----------------------

     This Agreement made and entered into as of the 1st day of May, 1989, by and between Conrad Properties Corporation as agent for One Fifty Building Associates ("Landlord") and Enterprise Bank ("Tenant").

WHEREAS, Landlord and Tenant entered into a Lease dated as of January 31, 1989, for office space in the premises located at 150 N. Meramec Ave., Suites 100 and 200, Clayton, MO 63105.

WHEREAS, the provision of said Lease relating to commencement of the term provided for a change in the Commencement Date in the event that the leased premises are not ready for occupancy on the date set forth in the lease as the commencement term; and

WHEREAS, the leased premises were ready for occupancy on the 1st day of May, 1989, and the Landlord and Tenant now desire to set forth in the instrument the exact commencement and expiration dates of the term of said lease.

NOW, THEREFORE,
                              W I T N E S S E T H

     Notwithstanding anything in said Lease to the contrary, Landlord and Tenant, for themselves, their heirs, successors and assigns, intending to be legally bound hereby, agree and stipulate that the original term of said Lease commenced on May 1, 1989 and will expire on April 30, 1994 at midnight, unless sooner terminated as in said Lease provided.

     IN WITNESS WHEREOF, the parties hereto have duly executed this agreement as a supplement and amendment to said Lease for the purpose set forth above, in any number of counterpart copies each of which counterpart copy shall for all purposes be deemed an original as of the day of May 1, 1989.

                                        CONRAD PROPERTIES CORPORATION

                                        BY: /s/ Robert E. Saur
                                           ---------------------------
                                           Landlord


                                        ENTERPRISE BANK

                                        BY: /s/ Fred H. Eller
                                           ---------------------------
                                           Tenant

                                     LEASE
                                     -----

     This Lease, entered into as of the 31st day of January 1989, between CONRAD PROPERTIES CORPORATION as agent for ONE FIFTY BUILDING ASSOCIATES, hereinafter called "Landlord", and ENTERPRISE BANK, hereinafter called "Tenant".

     W I T N E S S E T H:

     1.     Premises.     Landlord, for and in consideration of the rents,
            ---------
covenants and agreements hereinafter mentioned and hereby agreed to be paid, kept and performed by Tenant, does hereby lease with covenant for quiet enjoyment to Tenant, and Tenant hereby leases from Landlord space in the building known as THE ONE FIFTY BUILDING (the "Building"), located 150 North Meramec Avenue, Clayton, Missouri, described as Suites 100 and 200, which consist of 7,995 net rentable square feet of space on the first floor and 5,128 net rentable square feet on the second floor, hereinafter referred to as the "leased premises". The Building, garage, parking area and grounds are hereinafter described as the "Property".

     2.     Use of Premises.     The leased premises shall be used and occupied
            ----------------
by Tenant, subject to the conditions herein contained, for general office purposes only. In no event shall the leased premises be used or occupied by the Tenant in any manner contrary to law, zoning regulations, or recorded restrictions, if any.

     3.     Term.     The term of this lease shall be for 60 months, commencing
            -----
on April 1, 1989 and ending on March 31, 1994, both dates inclusive. Tenant agrees to make material and/or color selections (when applicable) within fifteen (15) days after being requested to do so by Landlord, failing which, Landlord shall make such material and/or color selection without Tenant's participation. If the leased premises are not available or ready for occupancy at the stated commencement date, and such unavailability or unreadiness is not occasioned or caused by Tenant (such as Tenant's failure promptly to approve plans, or make improvements to the leased premises which are to be made by Tenant), then the commencement date shall be the first day of the month succeeding the month in which the leased premises are available and ready for occupancy, as evidenced by written notice given by Landlord to Tenant, and the termination date shall be extended accordingly. In the event the commencement and termination dates have been determined as aforesaid, upon the demand of either the Landlord or the Tenant, the parties hereto agree to execute a written declaration expressing the specific commencement and termination dates. Subject to the availability of the leased premises, the Tenant shall have the right, prior to the commencement date, to enter upon the leased premises at reasonable times for the purpose of preparing the leased premises for their intended use. Tenant shall not be required to pay rent during the time required to prepare the leased premises. If by mutual consent of the parties, Tenant takes possession of the leased premises and begins conducting its business therein prior to the commencement date, then during such pre-term period, Tenant shall pay rent as herein established on a pro rata basis and such occupancy shall be under all of the terms and conditions of this lease, but such pre-term occupancy shall not affect the lease term as herein otherwise established.

     4.     Rent.     Tenant shall, without deduction, abatement or setoff
            -----
of any nature whatsoever, pay to Landlord as fixed Rent for the leased premises the as follows:

     SUITE NO.               MONTHLY AMOUNT           ANNUAL AMOUNT
     --------------------------------------------------------------
        100                    $13,992.00              $167,904.00
        200                    $10,068.00              $120,816.00

each, in advance, and without demand, on the first day of each and every month throughout the term of this lease. The rent shall be payable at the office of Landlord, or at such other place as Landlord may from time to time designate in writing. SEE ADDENDUM FOR ADDITIONAL PROVISIONS.

     5.     Rent Adjustments.
            -----------------

           (a) The Tenant shall pay as additional rent, Tenant's Share of all Operating Expenses and Taxes of the Property, to the extent they exceed $5.25 per square foot annually.

           Taxes shall mean: (i) All real estate taxes, including State equalization factor, if any, payable (adjusted after protest or litigation, if any) for any part of the term of this Lease, exclusive of penalties or discounts, on the Property, (ii) any taxes which shall be levied in lieu of any such real estate taxes on the gross rentals of the Property, provided that in no event shall "taxes" include any income or profits taxes, (iii) any special assessments against the Property which shall be required to be paid during the calendar year in respect to which taxes are being determined, and
(iv) the expense of contesting the amount or validity of any such taxes, charges or assessments, such expense to be applicable to the period of the item contested.

           Operating Expenses shall mean: Those expenses incurred or paid on behalf of the Landlord in respect of the operation and maintenance of the Property which, in accordance with accepted principles of sound accounting practice used by the Landlord, as applied to the operation and maintenance of first class office buildings, are properly chargeable to the operation and maintenance of the Property, and the cost, as reasonably amortized by the Landlord, with interest at the rate of ten (10%) per cent per annum on the unamortized amount of any capital improvement made after completion of initial construction of the Building which reduces other Operating Expenses, but in an amount not to exceed such reduction for the relevant year. Operating

Expenses shall not include franchise or income taxes imposed on the Landlord, nor the cost of the Landlord of any work or service performed in any instance for any tenant (including the Tenant).

           In order to provide for current payments on account of an increase in the Taxes and Operating Expenses in excess of $5.25 per square foot, the Tenant agrees, at Landlord's request, to pay, as additional rent, Tenant's share due for the ensuing twelve (12) months, as estimated by Landlord from time to time, 1/12th of Tenant's Share so estimated by Landlord commencing on the first day of the month following the month in which Landlord notifies Tenant of the amount of such estimated Tenant's Share. If, as finally determined, Tenant's Share shall be greater than or be less than the aggregate of all installments so paid on account to the Landlord for such twelve (12) month period, then Tenant shall pay to Landlord the amount of such underpayment, or the Landlord shall credit Tenant for the amount of such overpayment, as the case may be. It is the intention hereunder to estimate the amount of Taxes and Operating Expenses for each year and then to adjust such estimate in the following year based on actual taxes and Operating Expenses incurred and/or paid by Landlord. The obligation of the Tenant with respect to the payment of Rent shall survive the termination of this lease. Any payment, refund, or credit made pursuant to this paragraph shall be made without prejudice to any right of the Tenant to dispute, or of the Landlord to correct, any item(s) as billed pursuant to the provisions hereof.

           (b) Upon receipt of the Landlord's statement, Tenant does hereby covenant and agree promptly to pay the increases in Rent pursuant to Paragraph (a) of this Section as and when the same shall become due and payable, without further demand therefor, and without any set-off or deduction whatsoever. Failure to give such statement shall not constitute a waiver by Landlord of its right to require an increase in Rent nor shall such failure deprive Tenant of a decrease in Rent, as the case may be. Landlord shall make its records of actual taxes and operating expenses available to Tenant for Tenant's inspection for a period of ninety (90) days following Tenant's receipt of the Landlord's statement.

           (c) For the purpose of determining Tenant's Share hereunder, it is agreed that the net rentable area contained in the leased premises is 13,123 square feet and the net rentable area of the building is 63,129 square feet. Tenant's Share, based upon the ratio that its net rentable area bears to the entire net rentable area of the building is 20.79%.

           (d) No decrease in Taxes and/or Operating Expenses shall reduce Tenant's Rent below the annual Rent set forth in Section 4.

     6.    Services by Landlord.     Landlord covenants and agrees:
           ---------------------

           (a) To condition the air of the leased premises from 8:00 a.m. to 6:00 p.m. on all business days (which shall include Monday through Friday of each week excluding legal holidays) and from 8:00 a.m. to 1:00 p.m. on Saturdays, by heating or cooling the leased premises to reasonable temperatures for normal occupancy and use. Landlord shall not be obligated hereunder to provide any services that would violate any governmental rule, regulation or order, and particularly any orders as to maximum or minimum temperatures.

           (b)     To provide elevator service.

           (c) To provide water for lavatory and drinking purposes in places designated by the Landlord.

           (d) To provide maintenance services to keep the public areas of the Building in good order; to provide janitorial services to the leased premises on each business day (except Saturday); to cause the windows of the public areas and the leased premises to be cleaned at reasonable intervals, all to the standards of first class office buildings in the metropolitan
St. Louis area.

                   No interruption or malfunction of any of the services to be furnished by Landlord hereunder shall constitute an eviction or disturbance of Tenant's use and possession of the leased premises, or a breach by the Landlord of any of its obligations hereunder, or render the Landlord liable for damages or entitle Tenant to be relieved of any of its obligations hereunder (including obligation to pay rent or grant Tenant any right of setoff or recoupment).
In the event of any such interruption or malfunction of such services, however, Landlord agrees to use reasonable diligence to restore such service.

     7.     Utilities.     Landlord shall pay for normal electricity service
            ----------
to the leased premises for lighting, business machines and business equipment. Tenant shall furnish all replacement light bulbs. In the event Tenant uses computer, continuously operated machines, or any other machine that has more than the normal use of electricity, Landlord and Tenant shall make separate arrangements for electricity charges for such use.

     8.     Repairs and Maintenance.     Landlord shall, at its own cost and
            ------------------------
expense, except as may be provided elsewhere herein, make all necessary repairs to the corridors, lobby and structural members of the Building, and to the equipment used to provide the services furnished by the Landlord hereunder, unless any such damage is caused by acts or omissions of Tenant, its officers, agents, employees or invitees, in which event Tenant shall bear the cost of such repairs. Tenant shall not injure the leased premises or the Building, but shall maintain the leased premises in a clean, attractive condition and in good repair, except as to damage to be repaired by Landlord as provided above and except for the cleaning services to be rendered by Landlord as provided above.
Tenant further covenants not to do or suffer any waste to the leased premises.

     9.     Tenant's Improvements.     No alteration, addition, improvements,
            ----------------------
or refinishing of or to the leased premises shall be made by Tenant without the prior written consent of the Landlord. Any alteration, addition, or improvement made by the Tenant after such consent shall have been obtained, and any fixtures permanently installed by Tenant (excluding movable partitions, work stations, shelving and the like, but including wall-to-wall carpeting and wall paneling), shall become the property of the Landlord upon the expiration or other sooner termination of this lease.

            Tenant shall not permit any mechanics' lien to be filed against the fee of the leased premises or against the Tenant's leasehold interest in the premises by reason of work, labor, services or materials supplied or claimed to have been supplied to the Tenant or anyone holding the leased premises through or under the Tenant, whether prior to or subsequent to the commencement of the term hereof. If any such mechanics' lien shall at any time be filed against the leased premises and Tenant shall fail to remove same or to post adequate security and diligently contest same within thirty
(30) days thereafter, it shall constitute a default under the provisions of this lease.

     10.    Damage or Destruction.     The destruction of the leased premises
            ----------------------
or the Building, by fire or the elements or other casualty or such material injury thereto so as to render the leased premises unquestionably untenantable for one hundred twenty (120) days, shall produce and work a termination of this lease. Provided, however, that such destruction or injury so as to render the leased premises unquestionably untenantable for more than twenty (20%) percent of the unexpired term shall also, at the option of the Landlord, produce and work a termination of this lease.

            If Landlord and Tenant cannot agree as to the number of days the Building or leased premises are unquestionably untenantable, the fact shall be determined by arbitration; the Landlord and Tenant shall each choose an arbitrator within five (5) days after either has notified the other in writing of such damage. The two arbitrators so chose, before entering on the discharge of their duties, shall elect a third, and the decision of any two of such arbitrators shall be conclusive and binding upon both parties hereto. If it is determined by arbitration, or by agreement between the Landlord and Tenant, that said premises are not unquestionably untenantable for one hundred twenty
(120) days or twenty (20%) percent of the unexpired term, whichever is applicable, then Landlord shall restore said premises to substantially the same condition in which they existed prior to such damage, at Landlord's own expense, with all reasonable speed and promptness, and in such case a just and proportionate part of said rental shall be abated in direct proportion to the proportion of Tenant's space that is unoccupiable, provided however, if more than 30% of the leased premises are unoccupiable and Tenant ceases all of its operations in the leased premises, rent shall be fully abated until said premises have been restored; provided, however, that in the event the damage to said premises has not resulted in a termination of this lease under the above provisions and such damage is caused by the negligent act of Tenant, as aforesaid, during such period of restoration or rebuilding there shall be no rent abatement hereunder. In determining what constitutes reasonable speed and promptness, consideration shall be given to delays caused by strikes, adjustment of insurance, and other causes beyond the Landlord's control. In no event shall the Landlord be required to restore any alterations, additions or improvements made by or for the Tenant and not required by this lease to be furnished by Landlord, nor any trade fixtures, furniture, equipment or other property belonging to Tenant.

     11.    Liability.     Landlord shall not be responsible or liable to the
            ----------
Tenant for any injury or damage to person or property caused by gasoline, oil, steam, gas, electricity, hurricane, tornado, earthquake, flood, wind or similar storms and disturbances, nor water, rain or snow which may be upon any sidewalk or any entranceway or which may leak or flow from the roof, skylight, trap door, sewer, pipes, gas mains or any subsurface area or opening in the Building; nor for loss resulting from theft or mysterious disappearance; nor from any interference with light or air except for such losses attributable to Landlord's negligence or Landlord's failure to perform maintenance and repair obligations pursuant to this lease. Landlord shall not be liable for any personal injury to Tenant, its officers, agents, employees and invitees, nor any other occupant of any part of the leased premises, nor for any damages to any property of the Tenant or of any other occupant of any part of the leased caused, whether from action of the elements or acts of negligence of the occupants of adjacent properties except for such injuries attributable to Landlord's negligence or Landlord's failure to perform maintenance and repair obligations pursuant to this lease.

     12.    Waiver of Subrogation.     Notwithstanding anything herein to the
            ----------------------
contrary, Landlord and Tenant, and all parties claiming under them, hereby mutually release and discharge the other from all claims arising from or caused by any hazard covered by insurance on the leased premises or the Property, regardless of the cause of the damage or loss. This release shall apply only to the extent that such loss or damage is covered by insurance and only so long as the applicable insurance policies contain a clause to the effect that this release shall not affect the right of the insured to recover under such policies.

     13.    Condemnation.    If the whole or any part of the premises shall
            -------------
be taken under the power of eminent domain, or if Landlord shall discontinue operating the Building, or areas in the Building not taken, by reason of eminent domain, this lease shall thereupon terminate as of the date possession shall be so taken and Tenant shall pay rent to such date.
All income, rent, awards or interest derived from or damages awarded for any such taking under the power of eminent domain, whether for the whole or a part of the leased premises, shall belong to and be the property of Landlord, whether such damages shall be awarded as compensation for diminution in value of the leasehold except the loss of Tenant's fixtures or for moving expenses shall belong to and be the property of Tenant. A voluntary sale by Landlord to any party having the power of eminent domain, either under threat of condemnation or while condemnation proceedings are pending, shall be deemed to be a taking by eminent domain.

     14.    Right of Entry.     Landlord, and its duly authorized agents,
            ---------------
employees and contractors shall have access to the leased premises at all reasonable times and upon reasonable advance notice for the purpose of inspecting the same and making necessary repairs or replacements as called for hereunder or as the Landlord shall elect to undertake for the safety, preservation, benefit or welfare of the Building or other tenants thereof, or for exhibiting the Property for sale, lease or financing, provided that such entry does not interrupt or interfere with Tenant's business therein.

     15.    Restrictions on Use.     The Tenant shall not allow, permit or
            --------------------
suffer any noise, smoke or odor to escape from the leased property in a manner which will disturb other occupants of the Building, nor occupy the leased property in such manner as to disturb the peaceful and quiet occupancy of the other tenants of the Building or constitute a public or private nuisance. No sign, fixture, advertisement or notice shall be displayed, inscribed, painted or affixed by Tenant on any part of the inside or outside of the Building without the prior written consent of the Landlord. Tenant shall not install any draperies, shades or venetian blinds visible from the exterior of the Building unless the color, materials, shape, style and size have been approved by the Landlord. Tenant shall not install or permit the installation of vending machines in the leased property, without the prior written consent of the Landlord. Movement in and out of the Building of furniture or office equipment, or dispatch or receipt by the Tenant of any merchandise or materials, shall be done only during the hours designated by the Landlord and by means of an elevator and exit designated by the Landlord.

     16.    Rules.     The Landlord shall have the right, from time to time,
            ------
to make, establish and promulgate reasonable rules and regulations, applicable equally to all Tenants, for the Property and the occupants and tenants thereof, and Tenant hereby covenants that it will, and will cause its employees to, observe, keep and comply with such rules and regulations.

     17.    Assignment and Subletting.     Tenant shall not assign or
            --------------------------
encumber this lease, nor sublet nor permit the leased premises or any part thereof to be used by others, without first obtaining the prior written consent of the Landlord and the Trustee, as provided in Paragraph 30, in each instance, which consent shall not be unreasonably withheld or delayed.
No such consent by the Landlord, nor the acceptance of an assignee, subtenant or occupant as a tenant shall release the Tenant from the further performance by the Tenant of the covenants in this lease or be construed to relieve the Tenant from obtaining the consent in writing of the Landlord to any further assignment or subletting. In any event Tenant shall remain primarily liable on this lease for the entire term hereof and shall in no wise be released from the full and complete performance of all of the terms, conditions, covenants and agreements herein contained. Notwithstanding the foregoing, Tenant may assign or sublet the leased premises to a corporation or partnership that is a subsidiary of Tenant, is controlled by Tenant, results from a merger, acquisition or consolidation of Tenant or is similarly related to Tenant without Landlord's or Trustees consent. This lease may be assigned by Landlord, in which event upon assumption of Landlord's duties and obligations hereunder by the assignee, Landlord shall be relieved of any further obligations and duties under this lease, except for obligations or duties arising prior to, or resulting from events occurring prior to the date of such assignment. Any assignment of Landlord shall explicitly assume all of the obligations of the Landlord hereunder and shall recognize and attorn to Tenant.

     18.    Surrender upon Termination.     At the expiration of the lease
            ---------------------------
term, Tenant shall surrender the leased premises in as good condition as they were at the beginning of the term, reasonable wear and tear and insured casualty excepted. Notwithstanding any provision of law or any judicial decision to the contrary, no notice shall be required to terminate the term of this lease as herein provided, and the term of this lease shall expire on the termination date herein mentioned without notice being required from either party. In the event that Tenant or any party holding under Tenant shall holdover the leased premises beyond the expiration of the term of this lease such party shall pay one and one half times the base rent hereunder during such holdover period. Provided, however, that if Tenant shall remain in possession of the leased premises beyond the expiration of the term with the express written consent of the Landlord, then such possession shall be as a month-to-month tenant at the same rent as the last month of the lease term, and the provisions of this lease shall be applicable. Prior to termination of this lease, or any extension thereof, if Tenant is not in default on any obligation or covenant under this lease, Tenant may remove its office supplies and movable office furniture and equipment from the leased premises, and shall promptly repair any damage caused by such removal.

     19.    Default.     The following events shall be deemed to be events of
            --------
default by Tenant under this lease: (i) if Tenant shall fail to pay any fixed or additional rent hereby reserved when due;
(ii) if Tenant shall fail to comply with any term, or provision, or covenant of this lease, other than the payment of rent, and shall not cure such default within ten (10) days after written notice thereof to Tenant, or in the case of defaults that cannot be cured within ten (10) days shall not have commenced and be diligently prosecuting said cure; (iii) if Tenant shall become insolvent, or shall make a transfer in fraud of its creditors, or shall make an assignment for the benefit of its creditors; (iv) if Tenant shall file a petition under any section or chapter of the National Bankruptcy Act, as amended, or under any similar law or statute of the United States or any state thereof; or Tenant shall be adjudicated bankrupt or insolvent in proceedings filed against Tenant hereunder; (v) if a receiver or trustee shall be appointed for all or substantially all of the assets of Tenant; or (vi) if Tenant shall desert or vacate any substantial portion of the leased premises.

            Upon the occurrence of any such event of default, Landlord shall have the option to pursue any one or more of the following remedies (as well as any other remedies provided by law) without any notice or demand whatsoever.

            (a) Declare immediately due and payable the entire amount of the rent then remaining to be paid under this lease for the balance of the lease term;

            (b) Enter upon and take possession of the leased premises by summary proceedings, force or in any other manner, and dispossess, expel, and remove the Tenant and any other person who may be occupying the leased premises or any part thereof (including changing or altering the locks and other security devices) and remove and expel any personal property or trade fixtures located therein, all without being liable to any prosecution therefor or for any damages resulting therefrom. Such reentry and/or repossession by Landlord, Landlord shall also have the option to relet the leased premises as agent for Tenant, (in the name of Landlord or in the name of Tenant) at any rent and for any term readily obtainable and receive the therefor, in which event
Tenant shall be given credit for any rents that may arise by reason of such reletting (after first deducting all repossession costs, brokerage commissions, legal expenses, attorneys' fees and all other expenses in cleaning, repairing and altering the premises for reletting);

            (c) Forfeit and terminate this lease forthwith. In the event of such termination, Tenant shall immediately surrender the leased premises to Landlord and if Tenant fails to do so, Landlord may enter upon and take possession of the leased premises and expel or remove Tenant and any other person who may be occupying said premises or any part thereof, and any personal property or trade fixtures located therein.

                    Pursuit by Landlord of any of the foregoing remedies or any other remedy provided by law shall not constitute a forfeiture or waiver of any rent due to Landlord hereunder or of any damages accruing to Landlord by reason of the violation by Tenant of any of the terms, provisions and covenants of this lease. In no event shall Tenant be relieved from its obligation to pay the rentals specified in this lease by reason of a surrender of possession unless specifically agreed to in writing by Landlord.

                    No waiver by Landlord of any violation or breach of any of the terms, provisions and covenants of this lease shall be deemed or construed to constitute a waiver of any other violation or breach of any of the terms, provisions and covenants herein contained. Forbearance by Landlord to enforce one or more of the remedies herein provided upon an event of default shall not be deemed or construed to constitute a waiver of such default.

                    If Landlord incurs any expenses, including court costs and attorneys' fees, as a result of a default by Tenant under this lease, then such expenses shall be reimbursed by Tenant as additional rent, whether or not such default is subsequently cured. If Tenant incurs any expenses, including court costs and attorneys' fees enforcing its rights hereunder or successfully defending any action brought by Landlord hereunder, such expenses shall be reimbursed by Landlord whether or not Landlord cures any default asserted by Tenant.

     20.    Parking.    Landlord agrees to rent to Tenant or its employees
            --------
39 parking spaces in or adjacent to the Building at an original rate of Fifty ($50.00) Dollars per month. Landlord shall have the right to increase parking charges once each twenty-four (24) month period, but not to exceed the rate charged by other first class office buildings in Clayton, Missouri, of approximately the same age as the Building. Landlord shall have the right to and may from time to time adopt such reasonable rules as are necessary to retain the exclusivity of parking for Building occupants.

     21.    Subordination and Attornment.     Tenant agrees that upon delivery
            -----------------------------
to it by an mortgagee or proposed mortgagee of the leased premises of a "non-disturbance letter", as that phrase is defined below, this lease and Tenant's interest in this lease shall be subordinated to any mortgage, deed of trust or other method of financing or refinancing now or hereafter encumbering the leased premises, the land underlying the leased premises and/or the building which the leased premises comprise a part; and to all renewals, modifications, replacements, consolidations and extensions thereof. Tenant further agrees that in such event it will execute and deliver any and all documents necessary to evidence the subordination of its rights under this lease as aforesaid. The "non-disturbance letter" referred to above shall be a letter from the holder of any such mortgage, deed of trust or other security instrument to the effect that in the event of a foreclosure or other action taken under any such security instrument that this lease and the rights of Tenant hereunder shall not be disturbed, diminished or interfered with, but shall continue in full force and effect so long as Tenant shall not be in default hereunder.

            Tenant shall, in the event any proceedings are brought for the foreclosure of, or in the event of exercise of the power of sale under any mortgage or deed of trust made by the Landlord covering the leased premises, attorn to the purchaser upon any such foreclosure or sale and recognize such purchaser as the Landlord under this lease.

     22.    Estoppel Certificates.     Within ten (10) days after request
            ----------------------
therefor by Landlord, or if upon sale, assignment of mortgaging of the building, an offset statement shall be required from Tenant, Tenant agrees to deliver in recordable form a certificate to Landlord or to the proposed mortgagee lender or purchaser, certifying (if such be the case) that this lease is in full force and effect and that there are no defenses or offsets thereto, or stating those claimed by Tenant, and certifying the amount of rent payable hereunder.

     23.    Notices.     Any notice under this lease shall be in writing and
            --------
shall be deemed to be duly given if delivered personally or mailed by registered or certified mail, addressed to the Landlord at the address at which it receives rent and addressed to the Tenant at the leased property.

     24.    Headings and Definitions.
            -------------------------

            (a) It is agreed that the headings and phrases as to the contents of particular paragraphs of this lease are inserted only as a matter of convenience and for reference, and in no way are or are intended to be a part of this lease, or in any way to define, limit or describe the scope or intent of the particular paragraph to which they refer.

            (b) Where in this instrument pronouns, or words indicating the singular number, appear, such words shall be considered as masculine, feminine or neuter pronouns or words indicating the plural number, and vice versa, where the context indicates the propriety of such use.

     25.    Modification.     Landlord and Tenant agree that this lease
            -------------
contains the entire agreement between them and shall not be modified in any manner except by an instrument in writing signed by each of them.

     26.    Benefit.     This lease shall inure to the benefit of and be
            --------
binding upon the Landlord and Tenant and their respective heirs, executors, administrators, successors and such assigns and sublessees as may be permitted hereunder.

     27.    Time of the Essence.     Time is of the essence with
            --------------------
respect to the performance of each of the covenants and agreements under this lease.

     28.    Default by Landlord.     In the event of any default hereunder
            --------------------
by Landlord, Tenant agrees that no action will be taken as a result thereof unless or until written notice of the default has been given to Landlord and to the holder of any Deed of Trust encumbering the building whose name and address have been previously supplied to Tenant in writing and Landlord or such Deed of Trust holder shall have been given ten (10) days to cure or commence the cure of the default.

            The covenants and obligations of Landlord under this Lease are those of the Landlord as a partnership only and not that of the partners of Landlord, or any partner of a partner of Landlord. Only assets of the Landlord shall be subject to any liability of Landlord hereunder. No partner of Landlord and no partner of any partner of Landlord shall be liable for the breach of any covenant or obligation of Landlord and no recourse shall be had against any such partner of Landlord or any partner of a partner of Landlord, or against his, her or its respective assets for the satisfaction of any such obligation or claim by way of payment of sums due or any other relief, but Tenant shall look solely to the assets of Landlord only in satisfaction of any such obligation or claim.

     29.    Sale of Building by Landlord.     In the event of any sale of the
            -----------------------------
Property by Landlord, Landlord shall be relieved of any liability under any and all of its covenants and obligations contained in or derived from this lease arising out of any act, occurrence or omission occurring after the consummation of such sale, and the purchaser shall be deemed, without any further agreement between the parties and any such purchaser, to have assumed and agreed to carry out any and all of the covenants and obligations of Landlord under this Lease except for obligations or duties arising prior to, or resulting from events occurring prior to the date of such assignment. Any assignment of Landlord shall explicitly assume all of the obligations of the Landlord hereunder and shall recognize and attorn to Tenant.

     30.    Industrial Development Bond Covenants.     The acquisition and
            --------------------------------------
construction of the Building was financed in part by the issuance of Industrial Development Revenue Bonds (the "Bonds") issued by the Industrial Development Authority of Clayton, Missouri (the "Authority"). The Bonds were issued pursuant to an Indenture of Trust and Security Agreement dated as of December 1, 1986 between the Authority and Landmark Bank of St. Charles County, N.A.
as trustee (said bank, and any successor as trustee with respect to the Bonds, is referred to as the "Trustee"). Notwithstanding anything else contained in this lease, so long as any of the Bonds remain outstanding the following provision shall be deemed to be a part of this lease and shall be binding upon and enforceable against Tenant:

            (a) Tenant shall not use any of the premises, nor permit the premises to be used by any other person or entity, in such manner as would cause the interest on the Bonds to become taxable to the holder of the Bonds.

            (b) Tenant shall not assign or sublease Tenant's interest in the lease or to the leased premises without the prior written consent of the Trustee.

            (c) In the event Tenant leases more than ten (10%) percent of the rentable space in the Building, Tenant agrees to fill out, execute and deliver to Landlord, Landlord's form "Certificate and Agreement of Principal User" and to comply with all the terms and conditions of it.

            (d) Tenant acknowledges that Landlord has assigned to the Trustee all of Landlord's rights under this lease, including the rights to receive rental payments hereunder, and that upon receipt of written notification from Trustee, the Tenant will make all payments required to be made by Tenant hereunder directly to the Trustee.

            (e) All of the provisions contained in this Paragraph 30 may be enforced directly against Landlord and Tenant by the Trustee. Landlord and Tenant hereby release Trustee from any and all obligations or liabilities under this Lease and Trustee assumes no responsibilities or obligations under this lease by virtue of the provisions of this Paragraph 30.

     This Lease consists of THIRTY-EIGHT (38) paragraphs numbered consecutively.

     IN WITNESS WHEREOF, the parties hereto have hereunto set their hands the day and year first above mentioned.

THIS CONTRACT CONTAINS A
BINDING ARBITRATION PROVISION
WHICH MAY BE ENFORCED BY
THE PARTIES                                 CONRAD PROPERTIES CORPORATION


                                            By        /s/ Robert E. Saur
                                               -------------------------------
                                                  Robert E. Saur, President
                                                         "Landlord"

                                            ENTERPRISE BANK


                                            By        /s/ Fred H. Eller
                                               -------------------------------
                                               Name:  Fred H. Eller
                                               Title: President
                                                      "Tenant"

                                    ADDENDUM
                                    --------

     31.    Early Occupancy.     It is understood and agreed that as further
            ----------------
consideration for the execution of and performance of all obligations to be performed by Tenant under the Lease, Landlord shall permit Tenant to enter and occupy the leased premises for the period commencing April 1, 1989 to and including March 31, 1990, and then Tenant will be allowed to continue to occupy 3,151 net rentable square feet of Suite 200 for the period commencing April 1, 1990 to and including September 30, 1990 ("The Pre-Lease Period").

            Such occupancy during the Pre-Lease Period shall be subject to all of the provisions, terms and conditions of said Lease (including the payment of rent, taxes and insurance), provided, however, that the rent payable during said Pre-Lease Period shall be payable only if an event of default under the Lease occurs at any time during the term of the Lease or during the term of the Pre-Lease Period, in which event on the occurrence of such event of default all such rent for the Pre-Lease Period shall become immediately due and payable by the Tenant. If at the date of expiration of the original term of said Lease, Tenant is not in default thereunder, and has made all rent and other payments as provided hereunder, Landlord agrees to waive any payment of rent for the Pre-Lease Period. The provisions hereof shall not affect the termination date of the Lease set forth therein.

            Given the above provisions as defined in this section, Tenants rent schedule would be as follows:

                 MONTHS                MONTHLY PAYMENT
                  1-12                      Free
                 13-18                   $18,283.00
                 19-60                   $24,060.00

     32. Landlord shall provide Tenant a THREE AND NO/100 DOLLARS ($3.00) allowance per square foot on net usable space in addition to the standard allowance of THIRTEEN AND NO/100 DOLLARS ($13.00) per net usable square foot to finish the leased premises. Any costs over and above the total of the standard allowance and additional allowance ($16.00) per net usable square foot shall be payable by Tenant upon occupancy.

     33. Landlord shall allow Tenant to park with no cost for 39 parking spaces during the period from April 1, 1989 to and including March 31, 1990, and then Landlord shall allow Tenant to park with no cost for 9 parking spaces for the period from April 1, 1990 to and including September 30, 1990.

     34. Notwithstanding any other provisions contained in this Lease, in the event the Tenant is closed or taken over by the banking authority of the State of Missouri, or other bank supervisory authority, the Landlord may terminate the lease only with the concurrence of such banking authority or other bank supervisory authority, and any such authority shall in any event have the election to continue, to assign, or to terminate the lease. Provided, that in the event this lease is terminated, the maximum claim of Landlord for damages or indemnity for injury resulting from the rejection or abandonment of the unexpired term of the lease shall in no event be in an amount exceeding the rent reserved by the lease, without acceleration, for the year next succeeding the date of the surrender of the premises to the Landlord, or the date of re-entry of the Landlord, whichever first occurs, whether before or after the closing of the bank, plus an amount equal to the unpaid rent accrued, without acceleration up to such date.

     35. Landlord agrees to allow Tenant to install a sign indicating Tenant's business on the building similar in nature to the one installed on the building in the City of Clayton occupied by Capital Bank, provided that Tenant obtains the approval of the Landlord and the City of Clayton as to its design and location prior to its installation.

     36. In the event Tenant may in the future require a drive up facility on the surface parking area of the building, Landlord agrees to cooperate with the Tenant toward the establishment of such a facility.

     37. Tenant shall have the option to renew this lease for four (4) additional terms of five (5) years each at a rate to be negotiated with Landlord, but at a rate as established by the market for similar space in the City of Clayton. Landlord will advise tenant of the expiration of lease in writing at lease 120 days prior to its expiration. Tenant will notify Landlord in writing ninety (90) days prior to the expiration of the current term of its intention to renew.

     38. Tenant shall have the right to use the building lobby and adjacent common areas for the purpose of conducting seminars and other like functions, provided, a) that Tenant's use does not interfere with the normal use of such areas, b) that such activities are limited to evenings or weekends where the building is not occupied by other tenants, c) that Tenant secures the permission of the building management in advance for each function or meeting, and, d) that it shall be the responsibility of the Tenant to clean up and restore these areas immediately following use by Tenant.

[letterhead Conrad Properties Corporation]


April 29, 1994



Frank J. Sgroi, V.P./Cashier
Enterprise Bank
150 N. Meramec Ave
Clayton, MO 63105

RE: ADDENDUM TO LEASE

Dear Frank:

I have enclosed three (3) copies of Addendum No. 2 to your lease which contains all the provisions of our proposal to you dated April 13, 1994 for execution.

Please have all three copies signed and returned to me for Bob's signature.

If you have any questions, please give me a call.

Sincerely,


/s/ Alfred C. Hellwig
Alfred C. Hellwig
Secretary

Enclosures

                                 ADDENDUM NO. 2
                                 --------------

     This is ADDENDUM NO. 2 to a Lease dated January 31, 1989 by and between CONRAD PROPERTIES CORPORATION, agent for ONE FIFTY BUILDING ASSOCIATES, L.P., hereinafter called "Landlord", and ENTERPRISE BANK, hereinafter called "Tenant".

     Landlord and Tenant have agreed, as of the date indicated below, to an extension of the Lease under certain terms and conditions, which are as follows:

  1.   NEW LEASE TERMINATION DATE:  Tenant hereby serves notice to execute
       ---------------------------
       the first of the four (4) additional five (5) year terms as provided in the Lease under Paragraph 37 of the Addendum. The Lease shall thus be extended for five (5) years and shall have the new termination date of April 30, 1999.

  2.   RENTAL SCHEDULE:  Tenant shall, without deduction, abatement (except as
       ----------------
       provided in Paragraph 4 of this Addendum No. 2) or setoff of any nature whatsoever, pay to Landlord as fixed rent, as follows:

       Commencing         Per SF         Annually         Monthly
       ----------         ------         --------         -------
       May 1, 1994        $19.00        $249,336.00      $20,778.00
       November 1, 1996   $20.00        $262,464.00      $21,872.00

  3.   PARKING:  The parking rate for the 39 spaces provided for Tenant shall
       --------
       be $55.00 per space per month commencing May 1, 1994. This rate can be increased at a later date as provided in Paragraph 20 of the Lease.

  4.   TENANT DECORATING ALLOWANCE:  Landlord hereby agrees to provide an
       ----------------------------
       amount for redecorating equal to $3.00 per net rentable square feet of Tenant space, or a total of $39,369.00. Tenant has the option of using this allowance to do actual tenant redecorating work or as a direct rent abatement at any time during the lease extension period. Tenant must give Landlord at least 60 days written notice as to how and when Tenant elects to use the allowance.

  5.   REVISED RENT ADJUSTMENTS:  Commencing May 1, 1994 and terminating on
       -------------------------
       April 30, 1999, Tenant's liability for additional rent under Paragraph 5 subparagraphs (a) and (b) of the Lease is only to the extent that Tenant's Proportionate Share of operating expenses exceeds the actual operating expenses for the Building during the calendar year of 1993, or $7.52 per net rentable square foot.

  6.   TERMINATION:  Tenant shall have the right to terminate this lease at
       ------------
       any time after April 30, 1997 provided that Tenant complies with the following two (2) requirements:

       a) Tenant must give Landlord a minimum of nine (9) months prior written notice of its intent to terminate.

       b) Tenant must pay to Landlord, in full, at the time of termination, nine (9) months rent, parking and additional rent.

All other terms and conditions of the Lease by and between Landlord and Tenant dated January 31, 1989, shall remain the same and in full force and effect.

     This Addendum No. 2 is dated this 19th day of May, 1994.

CONRAD PROPERTIES CORPORATION             ENTERPRISE BANK


BY: /s/ Robert E. Saur                    BY: /s/ Frank Sgroi
   ----------------------------------        ----------------------------------
Robert E. Saur, President  "Landlord"     Frank Sgroi, Vice President  "Tenant"

                                ADDENDUM NO. 3
                                --------------

     This is ADDENDUM NO. 3 to a Lease dated January 31, 1989 by and between CONRAD PROPERTIES CORPORATION, agent for ONE FIFTY BUILDING ASSOCIATES, L.P., hereinafter called "Landlord", and ENTERPRISE BANK, hereinafter called "Tenant".

     Landlord and Tenant have agreed, as of the date indicated below, to an extension of the Lease under certain terms and conditions, which are as follows:

  1.   SPACE TO BE LEASED:  Tenant will lease an additional 2,176 net rentable
       -------------------
       square feet (1,919 net usable SF) of space which is contiguous to their existing space known as Suite 200.

  2.   RENTAL PERIOD:  The rental period will be for fifty (50) months
       --------------
       commencing on March 1, 1995 and terminating on April 30, 1999.

  3.   RENTAL SCHEDULE:  Tenant shall, without deduction, abatement (except as
       ----------------
       provided in Paragraph 4 of this Addendum No. 3) or setoff of any nature whatsoever, pay to Landlord as fixed rent, as follows:

       Commencing         Per SF         Annually         Monthly
       ----------         ------         --------         -------
       March 1, 1995      $19.50        $42,432.00       $3,536.00
       November 1, 1996   $20.50        $44,608.00       $3,717.33

  4.   TENANT FINISH ALLOWANCE:  Tenant agrees to complete all improvements to
       ------------------------
       this additional space at its expense in exchange for rent abatement equivalent to a $15.00 per usable SF allowance, or $28,785.00.

  5.   PARKING:  If and when needed, Tenant shall be allowed the use of an
       --------
       additional six (6) parking spaces at the rate of $55.00 per space per month. This rate can be increased at a later date as provided in Paragraph 20 of the Lease.

  6.   TERMINATION:  Tenant shall have the right to terminate this Addendum
       ------------
       under the same terms and conditions as provided in Paragraph 6 of Addendum No. 2 to the lease.

       All other terms and conditions of the Lease by and between Landlord and Tenant dated January 31, 1989, shall remain the same and in full force and effect.

       This Addendum No. 3 is dated this 12th day of December, 1994.

CONRAD PROPERTIES CORPORATION             ENTERPRISE BANK


By: /s/ Robert E. Saur                    By: /s/ Frank Sgroi
   ----------------------------------        ----------------------------------
        Robert E. Saur, President               Frank Sgroi, Vice President
               "Landlord"                                "Tenant"